VAULT AMERICA, INC.

PRESS RELEASE

FOR RELEASE ON August 14, 2008

Trading Symbol: VAMA (OTCBB)

Company Funding Delayed

Calgary, Alberta – August 14, 2008 – VAULT AMERICA, INC.; (NASDAQ: OTC.BB - Symbol: VAMA) – Hal Schultz, President of Vault America, Inc. (“Vault”), reports that the Company has not yet realized any funds from the earlier announced private placement.  Citing market conditions as being the primary reason for the delay, Schultz states that the Company is continuing in its efforts to obtain additional or alternative sources of capital.

The Company also reports the resignation of Richard Landerman from the Company’s board of directors.  Mr. Landerman is planning to devote all of his time to another business venture and felt he would not be as readily available as necessary he would have liked in order to be properly involved with the Company’s business.  “We would like to thank Mr. Landerman for his efforts on our behalf over the years and wish him well with his other endeavors,” said Schultz.  “His departure creates a casual vacancy on the Company’s board which we expect to fill in the very near future.”

Cautionary Statement: This news release may include certain "Forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  All forward-looking statements in this release are expressly qualified by this notice.

Contact:

Vault America, Inc.

(403) 319-0236